UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

As previously reported, on April 22, 2016, Exterran Corporation (“Exterran” or the “Company”) entered into that certain First Amendment, Consent and Waiver to Amended and Restated Credit Agreement (the “First Amendment”) by and among Exterran Energy Solutions, L.P. (“EESLP”), the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The First Amendment waived and modified certain provisions under the Amended and Restated Credit Agreement, dated as of October 5, 2015 (the “Credit Agreement”), as a result of the need for the Company to restate its previously issued financial statements as previously reported.

Under the First Amendment, the lenders waived, among other things, (1) any potential event of default arising under the Credit Agreement as a result of the potential inaccuracy of certain representations and warranties regarding the Company’s prior period financial information and previously delivered compliance certificate for the 2015 fiscal year and (2) any requirement that EESLP or the Company make any representations and warranties as to the Company’s prior period financial statements and other prior period financial information. Under the First Amendment, these waivers will terminate on June 30, 2016, unless on or prior to that date, the Company has delivered replacement financial information for its 2015 audited financial statements, together with a replacement compliance certificate demonstrating the Company’s compliance for the fiscal year ended December 31, 2015 with the financial covenants set forth in the Credit Agreement (collectively, the “Replacement Financial Information”). The First Amendment also extended to no later than June 30, 2016 the deadline by which the Company is required to deliver to the lenders its quarterly report for the fiscal quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission and the related compliance certificate demonstrating compliance with the financial covenants set forth in the Credit Agreement.

On June 17, 2016, the Company entered into that certain Second Amendment, Consent and Waiver to Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement (the “Second Amendment”) by and among EESLP, the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. Under the Second Amendment, the lenders extended the waivers previously granted under the First Amendment to August 31, 2016 unless on or prior to that date, the Company delivers the Replacement Financial Information, and further extended to no later than August 31, 2016 the deadline by which the Company is required to deliver to the lenders its quarterly reports for the fiscal quarters ended March 31, 2016 and June 30, 2016 to be filed with the Securities and Exchange Commission and the related respective compliance certificates demonstrating compliance with the financial covenants set forth in the Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
Second Amendment, Consent and Waiver, dated June 17, 2016, to Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: June 23, 2016

Exhibit Index

Exhibit No.	Description
10.1
Second Amendment, Consent and Waiver, dated June 17, 2016, to Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

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